UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material Pursuant to § 240.14a-12

PENWEST PHARMACEUTICALS CO.
(Name of Registrant as Specified In Its Charter)

TANG CAPITAL PARTNERS, LP
TANG CAPITAL MANAGEMENT, LLC
KEVIN C. TANG
PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.
PERCEPTIVE ADVISORS LLC
JOSEPH E. EDELMAN
RODERICK WONG, M.D.
SAIID ZARRABIAN
JOHN G. LEMKEY
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On June 14, 2010, Tang Capital Partners, LP and Perceptive Life Sciences Master Fund Ltd. issued the following press release:

FOR IMMEDIATE RELEASE

PROXY ADVISORY GROUPS RECOMMEND SHAREHOLDERS OF PENWEST PHARMACEUTICALS CO. VOTE ON TANG CAPITAL AND PERCEPTIVE’S GOLD PROXY CARD

SAN DIEGO & NEW YORK – June 14, 2010 – Tang Capital Partners, LP and Perceptive Life Sciences Master Fund Ltd. today announced that both RiskMetrics Group, Inc. and PROXY Governance, Inc., leading independent proxy advisory and voting firms, have recommended that the shareholders of Penwest Pharmaceuticals Co. (NASDAQ: PPCO) vote on Tang Capital and Perceptive’s GOLD proxy card and NOT on management’s white proxy card.

RiskMetrics Group commented, “Because there is evidence that the dissidents' presence on the board has benefited the company and because shareholders may have concerns about the degree to which their resolution was addressed from last year's meeting, we believe some additional dissident representation on the board may be warranted.”  RiskMetrics Group continued, “The positive reaction Penwest's stock has had since the dissidents have joined the board is clear.”

PROXY Governance commented, “We believe that the dissidents have made a compelling case that performance and governance problems continue to exist at this company.  Although the board has demonstrated a willingness to address such problems over the last year, we believe that the dissidents have proposed a more viable strategy for addressing the company’s particular challenges.”

Kevin Tang of Tang Capital commented, “We believe that the recommendations of these independent, third-party proxy advisory firms provide strong validation of the need for further change at Penwest.  We are confident that our three nominees are the best candidates to direct that change in the best interests of all Penwest shareholders.  We urge all shareholders to join us in voting the GOLD proxy card.”

IMPORTANT

Tang Capital and Perceptive urge all shareholders to vote the GOLD proxy card today!  Every vote is important.  Regardless of the number of shares you own, we urge you to support all three of our nominees.  Even if you have already voted using management’s proxy card, you have the right to change your vote simply by executing and submitting the GOLD proxy card, as only the latest-dated proxy card will count.  Do not return any white proxy card that you receive from management.  If you have any questions or need assistance voting your shares, please contact The Altman Group, which is assisting us in this matter, at the following numbers:

The Altman Group
1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071
Shareholders call toll free: (866) 620-7619
Banks and Brokers call collect: (201) 806-2214
Fax: (201) 460-0050

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ABOUT TANG CAPITAL PARTNERS, LP

Tang Capital Partners, LP is an investment fund that invests in health care companies.  Tang Capital Partners, LP and its affiliates currently own 21.0% of the outstanding common stock of Penwest Pharmaceuticals Co.

ABOUT PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.

Perceptive Life Sciences Master Fund Ltd. is an investment fund that invests in life sciences companies.  Perceptive Life Sciences Master Fund Ltd. currently owns 20.3% of the outstanding common stock of Penwest Pharmaceuticals Co.

Important Information

In connection with Penwest Pharmaceuticals Co.'s upcoming 2010 annual meeting of shareholders (the “Annual Meeting”), Tang Capital Partners, LP (“Tang Capital”) and Perceptive Life Sciences Master Fund Ltd. (“Perceptive”) have filed with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Tang Capital and Perceptive Proxy Statement”) and related materials for the solicitation of proxies from Penwest shareholders for use at the Annual Meeting.  Tang Capital and Perceptive, their director nominees and certain of their affiliates are or may be deemed to be participants in the solicitation of proxies with respect to the Annual Meeting.  Information regarding Tang Capital and Perceptive and their nominees and such participants is contained in the Schedule 14A and related materials filed by Tang Capital and Perceptive with the SEC.  Penwest shareholders should read the Tang Capital and Perceptive Proxy Statement and related materials filed with the SEC with respect to the Annual Meeting because they contain important information.  These materials are available without charge at the SEC's website at www.sec.gov.

Contact Information:

Kevin C. Tang
Tang Capital Management, LLC
(858) 200-3830

Joseph Edelman
Perceptive Advisors LLC
(646) 205-5320

Peter J. Casey
The Altman Group
(201) 806-2214

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